Exhibit 1.1

GROCERY OUTLET HOLDING CORP.

(A Delaware corporation)

[●] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: [●], 2020

GROCERY OUTLET HOLDING CORP.

(A Delaware corporation)

[●] Shares of Common Stock

UNDERWRITING AGREEMENT

[●], 2020

BofA Securities, Inc.

[●]

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

[●]

Ladies and Gentlemen:

Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), and the persons listed in Schedules B-1, B-2 and B-3 hereto (the “Selling Shareholders”) confirm their respective agreements with BofA Securities, Inc. (“BofA”) and [●] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom BofA and [●] are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Company set forth in Schedules A and B hereto and (ii) the grant by H&F Globe Investor LP to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Common Stock. The aforesaid [●] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-[●]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [●] P.M., New York City time, on [●], 2020 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the 1933 Act Regulations.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the 1933 Act Regulations.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)    Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second paragraph and the last sentence of the third paragraph under the heading “Underwriting–Price Stabilization and Short Positions,” the information under the heading “Underwriting–Passive Market Making” and the information under the heading “Underwriting–Electronic Distribution,” in each case contained in the most recent preliminary prospectus delivered to investors prior to the Applicable Time and in the Prospectus (collectively, the “Underwriter Information”).

(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus, when used, conflicted with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified at that time. The representations and warranties in this subsection shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)    Independent Accountants. Subject to the disclosure included under “Experts” in the Registration Statement, the General Disclosure Package and the Prospectus, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1934 Act Regulations (as defined in Section 3(b) hereof) and the Public Company Accounting Oversight Board.

(vi)    Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the

Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (to the extent the concept of “good standing” is applicable in each such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(ix)    Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of “good standing” is applicable in each such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to have such power and authority or to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(x)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit or equity incentive plans referred to in the Registration

Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable (or, in the case of Securities that will be issued pursuant to the exercise of outstanding options subsequent to the execution of this Agreement but prior to the Closing Time, such Securities will be duly authorized and validly issued and will be fully paid and non-assessable at the Closing Time). None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company (or, in the case of Securities that will be issued pursuant to the exercise of outstanding options subsequent to the execution of this Agreement but prior to the Closing Time, such Securities will not be issued in violation of such preemptive or other similar rights).

(xi)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)    Description of Securities. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xiii)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xiv)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, except, solely with respect to the Company’s subsidiaries that are not Subsidiaries, for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (1) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (2) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, with, respect to (1), solely with respect to the subsidiaries of the Company, such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, with respect to respect to (2), such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xvi)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xvii)    Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xviii)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of The Nasdaq Global Select Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xx)    Title to Property. The Company and its subsidiaries do not own any real property. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such failure to be in effect or such claim would reasonably be expected to result in a Material Adverse Effect.

(xxi)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own, possess or acquire would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would form a reasonable basis to render any Intellectual Property invalid, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxii)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or, to the Company’s knowledge, foreign statute, law, rule, regulation, ordinance, code or rule of common law or any legally binding policy, or judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their respective operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings, and neither the Company nor its subsidiaries is subject to any costs or liabilities, in each case relating to any Hazardous Materials or Environmental Law against or relating to the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to result in an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no facts or circumstances regarding compliance with Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (B) neither the Company nor any of its subsidiaries (1) is subject to any pending administrative or judicial proceeding pursuant to any Environmental Law in which any governmental entity is also a party, other than such proceedings regarding which the Company reasonably believed no monetary sanctions of $100,000 or more will be imposed, nor does the Company or any of its subsidiaries know of any such proceeding being contemplated, by any Governmental Entity, or (2) anticipates any material capital expenditures relating to any Environmental Laws.

(xxiii)    Accounting Controls. To the extent required by Rule 13a-15 under the 1934 Act Regulations (as defined in Section 3(b) herein), the Company and each of its consolidated subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the 1933 Act Regulations) in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxiv)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent compliance is required as of the date of this Agreement.

(xxv)    Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or any assessments that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable state or local law, and to the Company’s knowledge, foreign or other law, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or any assessments that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxvi)    Insurance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, or self-insurance in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxvii)    Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxviii)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxix)    Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(xxxii)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xxxiii)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiv)    No Rated Debt. No securities issued or guaranteed by, or loans to, the Company are rated by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act).

(xxxv)    Cybersecurity. (A) To the knowledge of the Company, and except where the impact of which would not reasonably be expected to result in a Material Adverse Effect, there has been no security breach or attack, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could reasonably be expected to result in, any security breach or attack or other compromise to their IT Systems and Data. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to maintain such compliance would not reasonably be expected to result in a Material Adverse Effect.

(xxxvi)    Applicable Laws. The Company and each of its subsidiaries have conducted and are conducting their business, operations and facilities in material compliance with the applicable provisions of the Dietary Supplement Health and Education Act of 1994, as amended, the Federal Food, Drug, and Cosmetic Act, as amended, the Federal Trade Commission Act of 1914, as amended, the Dietary Supplement and Nonprescription Consumer Protection Act of 2006, as amended, the Dietary Supplement Safety Act of 2010, as amended, and any consent decrees to which the Company or any of its subsidiaries are a party; to the knowledge of the Company and except as disclosed in the General Disclosure Package or the Prospectus, there are no facts that are reasonably likely to cause any federal, state, or local regulatory authority to (A) initiate a regulatory action, including but not limited to a warning letter, field notification, field correction, safety alert, recall, or withdrawal relating to any product manufactured or sold by or for the Company or any of its subsidiaries, or (B) take an action or make a decision that would cause a change in the marketing classification or labeling on any product manufactured, marketed or sold by or for the Company or any of its subsidiaries, except in the case of clause (A) and (B) above, for any such action or decision as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxvii)    Marketing. The Company and each of its subsidiaries are in compliance with the applicable requirements of the Federal Trade Commission rules governing advertising, product promotion and other applicable provisions of federal, state, local and other U.S. laws or regulations relating to advertising and product promotion, except where such non-compliance would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxviii)    Credit Cards. The operations of the Company and its subsidiaries are, and have at all times been, conducted in compliance in all material respects with all provisions of the Credit Card Accountability Responsibility and Disclosure Act of 2009, as amended, and the rules and regulations thereunder (collectively, the “Credit Card Laws”); no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Credit Card Laws is pending or, to the knowledge of the Company, threatened, except for any such action, suit or proceeding as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxix)     Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A of the 1933 Act Regulations or institutions that are accredited investors within the meaning of Rule 501 of the 1933 Act Regulations and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(b)    Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)    Accurate Disclosure. To the extent that any statements or omissions made in the Registration Statement, the General Disclosure Package, the Prospectus and any amendments and supplements thereto are made in reliance on the Selling Shareholders Information (as defined below) of such Selling Shareholder, such Registration Statement, General Disclosure Package,

Prospectus and amendments or supplements thereto are, and at the Closing Time or at any Date of Delivery will be, true, correct and complete in all material respects, and did not, as of the date hereof, and at the Closing Time or at any Date of Delivery will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the “Selling Shareholders Information” of such Selling Shareholder shall consist of the following information with respect to such Selling Shareholder in the beneficial ownership table under the caption “Principal and Selling Stockholders” in the Registration Statement, the General Disclosure Package, the Prospectus and any amendments or supplements thereto: the name and number of shares of Common Stock beneficially owned prior to the Offering by such Selling Shareholder and the information contained in the respective footnote related to such Selling Shareholder.

(ii)    Material Information. As of the date hereof, at the Closing Time or at any Date of Delivery, as the case may be, the sale of the Securities by such Selling Shareholder (other than any Selling Shareholder that is not a director or executive officer of the Company, as to which no representation or warranty is given) is not and will not be prompted by any material information concerning the Company which is not set forth in the General Disclosure Package, the Prospectus and any amendments or supplements thereto.

(iii)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iv)    Authorization of Power of Attorney and Custody Agreement. In the case of all Selling Shareholders other than H&F Globe Investor LP, the Power of Attorney and Custody Agreement entered into by such Selling Shareholder, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(v)    Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement, as applicable, and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the limited partnership agreement, trust agreement or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(vi)    Valid Title. Such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, if applicable, the Power of Attorney and Custody Agreement of such Selling Shareholder. At the Closing Time and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, such Selling Shareholder will have valid title to the Securities to be sold by such Selling

Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities. In the case such Selling Shareholder is an Exercising Selling Shareholder (as defined below), to the extent the Securities to be sold by such Selling Shareholder are not obtained by such Selling Shareholder pursuant to the exercise of outstanding options subsequent to the execution of this Agreement but prior to the Closing Time, or in the case such Selling Shareholder is not an Exercising Selling Shareholder, such Selling Shareholder has valid title to such Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver such Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities. An “Exercising Selling Shareholder” is a Selling Shareholder that is exercising outstanding options subsequent to the execution of this Agreement but prior to the Closing Time in connection with delivering Securities to be sold by such Selling Shareholder under this Agreement.

(vii)    Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(viii)    Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix)    Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or, as applicable, in the Power of Attorney and Custody Agreement of such Selling Shareholder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of The Nasdaq Global Select Market, state securities laws or the rules of FINRA.

(x)    No Registration or Other Similar Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or have been complied with.

(xi)    No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(c)    Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

(d)    Representations and Warranties by the Underwriters. Each Underwriter represents and warrants to the Company as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with the Company that unless such Underwriter obtains the prior written consent of the Company, neither it nor any person acting on its behalf will make any offer relating to the Securities that would constitute a “free writing prospectus,” or a portion thereof, in connection with the offering of the Securities, except a “free writing prospectus” that contains no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) that was not included (including through incorporation by reference) in any preliminary prospectus or a previously filed Issuer Free Writing Prospectus; provided that the Company will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” that has been reviewed by the Company.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, H&F Globe Investor LP hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company and H&F Globe Investor LP setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not, without the consent of the Company, be earlier than 36 hours or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time; provided that notwithstanding the previous sentence, if the Underwriters exercise the option hereby granted at any time prior to the Closing Time, the Date of Delivery for such Option Securities shall be the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park CA 94025, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and H&F Globe Investor LP, on each Date of Delivery as specified in the notice from the Representatives to the Company and H&F Globe Investor LP.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to the bank accounts designated by H&F Globe Investor LP, on behalf of itself, and the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, in the case of the other Selling Shareholders, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Any or each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time prior to the earlier of (1) the completion of the distribution of all of the Securities by the Underwriters and (2) the expiration of nine months after the date of the Prospectus, a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object promptly after receipt thereof, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. In the event that any Underwriter is required to deliver a prospectus (or, but for the exception afforded by Rule 172, would be) by the applicable law in connection with sales of the Securities at any time nine months or more after the date of the Prospectus, upon such Underwriter’s request but at the expense of such Underwriter, the Company shall prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, if requested, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. Until the earlier of (1) the completion of the distribution of all of the Securities by the Underwriters and (2) the expiration of nine months after the date of the Prospectus, during any period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, the Company shall deliver, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Following the earlier of (1) the completion of the distribution of all of the Securities by the Underwriters and (2) the expiration of nine months after the date of the Prospectus, during any period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, the Company shall deliver, at the expense of the requesting Underwriter, such number of copies of the Prospectus (as amended or supplemented) as requested by such Underwriters. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)    Listing. The Company will use its reasonable best efforts to maintain the listing of the Securities on The Nasdaq Global Select Market.

(h)    Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of BofA, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued, options to purchase Common Stock or other equity incentive awards granted pursuant to employee benefit, equity incentive or employee stock purchase plans of the Company referred to in the Registration Statement the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or any dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing of any registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit, equity incentive or employee stock purchase plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (G) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions, provided, however, that in the case of any issuance described in (F) or (G) above, the aggregate number of shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options or equity incentive awards issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of Common Stock outstanding immediately following the consummation of the offering of the Securities and it shall be a condition to such issuance that each recipient executes and delivers to BofA, acting on behalf of the Underwriters, a written agreement in substantially the form of Exhibit B to this Agreement.

(i)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(j)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the later of (1) the completion of the distribution of the Securities and (2) the date that is nine months after the date of the Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)    Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(l)    Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission[; provided, however, that this covenant shall not apply to any statements or omissions in a Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information].

SECTION 4.    Covenants of the Selling Shareholders. Each Selling Shareholder covenants with each Underwriter as follows:

(a)    Issuer Free Writing Prospectuses. Such Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Such Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. Such Selling Shareholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, during the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), of any change in the Selling Shareholders Information in the Registration Statement, the General Disclosure Package, the Prospectus and any amendments or supplements thereto relating to such Selling Shareholder.

(b)    Certification Regarding Beneficial Owners. To the extent applicable, each Selling Shareholder will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and any such Selling Shareholder undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(c)    Tax Forms. Each Selling Shareholder will deliver to the Representatives, prior to the date of execution of this Agreement, a properly completed and executed Internal Revenue Service Form W-9 or W-8, as appropriate, together with all required attachments to such form.

SECTION 5.    Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and H&F Globe Investor LP’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, subject to the limitation described in Section 5(a)(viii) below, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company’s consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft chartered to be used in connection with the road show by both the Underwriters and the Company; provided, however, that the Underwriters and the Company agree that the Underwriters shall pay for the travel and lodging expenses of the Underwriters, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA of the terms of the sale of the Securities; provided that in no case shall the Company be required to pay or cause to be paid an amount in connection with such fees and disbursements of counsel to the Underwriters, together with the fees and disbursements of counsel to the Underwriters described in Section 5(a)(v) above, in excess of $25,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on The Nasdaq Global Select Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)    Expenses of the Selling Shareholders. For the avoidance of doubt, it is understood that the Selling Shareholders will pay all of their own underwriting discounts, commissions, stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of their Securities pursuant to this Agreement, as well as all other fees and disbursements of counsel for the Selling Shareholders not paid by the Company pursuant to Section 5(a).

(c)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (iii) or Section 11 or Section 12 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their reasonable and documented out-of-pocket expenses that were actually incurred, including the reasonable and documented fees and disbursements of counsel for the Underwriters. For the avoidance of doubt, in the case of termination by the Underwriters in accordance with the provisions of Section 11 hereof, the Company shall have no obligation to reimburse any defaulting Underwriter pursuant to this Section 5(b).

(d)    Allocation of Expenses. The provisions of this Section shall not affect any separate, valid agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 6.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each Date of Delivery, of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, are contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)    Opinion and Negative Assurance Letter of Counsel for Company and H&F Globe Investor LP. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Company and H&F Globe Investor LP, to the effect set forth in Exhibits A-1 and A-2 hereto and in form reasonably satisfactory to counsel for the Underwriters, together with reproduced copies of such opinion and letter for each of the other Underwriters.

(c)    Opinion of Counsel for certain Selling Shareholders. At the Closing Time, the Representatives shall have received opinions, dated the Closing Time, of counsel for certain of the Selling Shareholders in form and substance reasonably satisfactory to counsel for the Underwriters, together with reproduced copies of such opinion for each of the other Underwriters.

(d)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to certain of the matters set forth in Exhibits A-1 and A-2 hereto and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)    Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, the President or the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)    Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of a representative or an Attorney-in-Fact on behalf of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g)    Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received from the chief financial officer of the Company a certificate, dated the date hereof or the Closing Time, respectively, as to the accuracy of certain financial and other information included in the Registration Statement, the General Disclosure Package and the Prospectus in form and substance reasonably satisfactory to the Representatives;

(h)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on The Nasdaq Global Select Market, subject only to official notice of issuance.

(k)    No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

(m)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(ii)    Certificate of H&F Globe Investor LP. A certificate, dated such Date of Delivery, of a representative of H&F Globe Investor LP confirming that the certificate delivered at the Closing Time by H&F Globe Investor LP pursuant to Section 6(f) remains true and correct as of such Date of Delivery.

(iii)    Opinions of Counsel for Company and H&F Globe Investor LP. If requested by the Representatives, the opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Company and H&F Globe Investor LP, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and letter required by Section 6(b) hereof.

(iv)    Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(v)    Chief Financial Officer’s Certificate. If requested by the Representatives, a certificate from the chief financial officer of the Company, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 6(g) hereof.

(vi)    Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such customary documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 15, 16, 17, 18 and 19 shall survive any such termination and remain in full force and effect.

SECTION 7.    Indemnification.

(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, that any Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, or in any preliminary prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any roadshow or in any amendment thereof or supplement thereof or supplement thereto in reliance upon and in conformity with the Selling Shareholders Information provided by such Selling Shareholder; provided, further, that the liability under this subsection of such Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)    Indemnification of Company, Directors, Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) and 7(b) above, counsel to the indemnified parties shall be selected by the Representatives, which counsel shall be reasonably satisfactory to the Company, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholders, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)    Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any separate, valid agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 8.    Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Shareholders, as applicable, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and/or the Selling Shareholders, as applicable, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 7(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and/or the Selling Shareholders, as applicable, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and/or the Selling Shareholders, as applicable, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and/or the Selling Shareholders, as applicable, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Selling Shareholders, as applicable, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, each Selling Shareholder’s obligations to contribute any amount under this paragraph is limited in the manner and to the extent set forth in Section 7(b) hereof and in no event shall the aggregate liability of such Selling Shareholder under this Section 8 and Section 7 hereof exceed the limit set forth in Section 7(b) hereof.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any separate, valid agreement among the Company and the Selling Shareholder(s) with respect to contribution.

SECTION 9.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 10.    Termination of Agreement.

(a)    Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, such as to make it, in the judgment of the Representatives impractical or inadvisable to proceed with the completion of the offering contemplated hereby or to enforce contracts for sales of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq Global Select Market, or (iv) if trading generally on The Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 15, 16, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 11.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.    Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5, 7, 8, 9, 15, 16, 17, 18 and 19 hereof shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 12 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 12, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 13.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); and to [●]; notices to the Company shall be directed to it at 5650 Hollis Street Emeryville, CA 94608, Attention: General Counsel (facsimile: (510) 644-9994); and notices to the Selling Shareholders shall be directed to, in the case of H&F Globe Investor LP, to c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, CA 94105, Attention: Arrie Park (facsimile: (415) 835-5408) and, in the case of all other Selling Shareholders, to the Attorney-in-Fact at Grocery Outlet Holding Corp. 5650 Hollis Street, Emeryville, CA 94608, Attention: Charles Bracher (facsimile: (510) 644-9994).

SECTION 14.    No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and each of their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.    Trial by Jury. The Company, each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York,

Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 20.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 22.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

GROCERY OUTLET HOLDING CORP.

By
Name:
Title:

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the representative or the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

H&F GLOBE INVESTOR LP

By:	H&F GLOBE INVESTOR GP, LLC, its general partner

By:	HELLMAN & FRIEDMAN CAPITAL PARTNERS VII (PARALLEL), L.P., its managing member

By:	HELLMAN & FRIEDMAN INVESTORS VII, L.P., its general partner

By:	H&F CORPORATE INVESTORS VII, LTD., its general partner

By:
Name:
Title:

By
As Attorney-in-Fact acting on behalf of the Selling Shareholders (other than H&F Globe Investor LP) named in Schedule B hereto

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

                as of the date first above written:

BOFA SECURITIES, INC.

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.	[●]
[●]	[●]
[●]	[●]

Total	[●]

Sch A-1

SCHEDULE B-1

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
Robert Joseph Sheedy, Jr.	[●]	0
Pamela B. Burke	[●]	0
Thomas H. McMahon	[●]	0
Steven K. Wilson	[●]	0
Norman Matthews	[●]	0
Jeffrey York	[●]	0

Sch B - 1

SCHEDULE B-2

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
The James Peter Read, Jr. GRAT Residue Trust u/a/d 4/1/2011	[●]	0
Courtney Read Carroll 2015 Irrevocable Trust dated 1/23/2015	[●]	0

Sch B - 2

SCHEDULE B-3

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
H&F Globe Investor LP	[●]	[●]

Sch B - 3

SCHEDULE C-1

Pricing Terms

1.    The Selling Shareholders are selling [●] shares of Common Stock.

2.    H&F Globe Investor LP has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock.

3.    The initial public offering price per share for the Securities shall be $[●].

Sch C - 1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C - 2

SCHEDULE D

List of Persons and Entities Subject to Lock-up

H&F Globe Investor LP

The Nordlingen Trust dated 1/23/2012, as amended and restated, 9/17/2014

The Redmond Trust dated 10/19/2003, as amended and restated, 9/17/2014

Tuckernuck Limited Partnership, a South Dakota limited partnership

Jeffrey York

Norman S. Matthews

Alterman Revocable Trust

Kenneth W. Alterman

Alterman Family Trust

Lindberg Irrevocable Trust u/a/d 5/12/17

Lindberg Revocable Trust u/a/d 2/14/06

Steven K. Wilson

Thomas H. McMahon

Thomas F. Herman Separate Property Trust

Charles Bracher

Eric J. Lindberg, Jr.

Steven MacGregor Read, Jr.

Robert Joseph Sheedy, Jr.

Pamela B. Burke

Erik D. Ragatz

Matthew B. Eisen

Thomas F. Herman

Sameer Narang

Lindsay E. Gray

The James Peter Read, Jr. GRAT Residue Trust u/a/d 4/1/2011

Courtney Read Carroll 2015 Irrevocable Trust dated 1/23/2015

John E. Bachman

Mary Kay Haben

Sch D - 1

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

[●], 2020

BofA Securities, Inc.

[●]

and the other several Underwriters

named in Schedule A to the

Underwriting Agreement

referred to below

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

[●]

Ladies and Gentlemen:

We have acted as counsel to Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), and H&F Globe Investor LP, a Delaware limited partnership (the “H&F Selling Stockholder”), in connection with the purchase by you of an aggregate of [●] shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company from the H&F Selling Stockholder, the management selling stockholders listed in Schedule B-1 to the Underwriting Agreement (as defined below) (the “Management Stockholders”) and the other selling stockholders listed in Schedule B-2 to the Underwriting Agreement (the “Other Selling Stockholders” and, collectively with the H&F Selling Stockholder and the Management Stockholders, the “Selling Stockholders”), pursuant to the Underwriting Agreement, dated [●], 2020 (the “Underwriting Agreement”), among the Company, the Selling Stockholders and you (the “Underwriters”).

We have examined the Registration Statement on Form S-1 (File No. 333-[●]) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); the preliminary prospectus dated [●], 2020 relating to the Shares (the “Preliminary Prospectus”) included in the Registration Statement immediately prior to the time the Registration Statement became effective under the Securities Act; the prospectus dated [●], 2020 relating to the Shares (the “Prospectus”) filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; the Underwriting Agreement; and each custody agreement and power of attorney (collectively, the “Custody Agreements”) between each of the Management Stockholders [and the Other Selling Stockholders], American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and the attorneys-in-fact named therein, relating to the Shares to be sold to the Underwriters by such Management Stockholders and Other Selling Stockholders. We also have examined a specimen certificate representing the Common Stock. We have relied as to matters of fact upon the representations and warranties contained in the Underwriting Agreement and each of the Custody Agreements. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the H&F Selling Stockholder and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

A-1-1

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In addition, in connection with our opinion set forth in paragraph 5 below, we have assumed that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares to be sold by the Selling Stockholders are registered in the name of DTC or its nominee, (iii) DTC indicates by book entries on its books that security entitlements with respect to [●] shares of Common Stock have been credited to the Underwriters’ securities account and (iv) the Underwriters are purchasing such security entitlements without notice of any adverse claim (within the meaning of the New York UCC).

In rendering the opinions set forth below, we have assumed that (1) each of the Other Selling Stockholders is validly existing and in good standing under the law of the jurisdiction in which it is organized and has validly authorized, executed and delivered its Custody Agreement in accordance with its organizational documents and the law of the jurisdiction in which it is organized and (2) the execution, delivery, and performance by the Company and each Selling Stockholder of the Underwriting Agreement and its Custody Agreement, as applicable, do not constitute a breach or default under any agreement or instrument which is binding upon the Company or any such Selling Stockholder (except that no such assumption is made with respect to the agreements and instruments listed on Schedule I hereto).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    The Company is validly existing and in good standing as a corporation under the law of the State of Delaware. The Company has full corporate power and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus.

2.    The H&F Selling Stockholder is validly existing and in good standing as a limited partnership under the law of the State of Delaware and has full partnership power and authority to sell the Shares to be sold by the H&F Selling Stockholder.

3.    The Company has the authorized Common Stock and preferred stock, par value $0.001 per share, set forth in the Preliminary Prospectus and the Prospectus under the heading “Capitalization.”

4.    The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

5.    Upon payment and transfer in accordance with the Underwriting Agreement, the Underwriters will acquire security entitlements with respect to [●] shares of Common Stock and no action based on an adverse claim may be asserted against the Underwriters with respect to such security entitlements to the extent that the Underwriters’ rights are governed by Article 8 of the New York UCC.

6.    The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of certain terms of the capital stock (including the Shares) of the Company, constitute accurate summaries of such terms in all material respects.

A-1-2

7.    The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

8.    The Underwriting Agreement has been duly authorized, executed and delivered by or each of the Company and the H&F Selling Stockholder.

9.    The execution, delivery and performance by the Company of the Underwriting Agreement will not breach or result in a default under any loan agreement or other agreement or instrument identified on Schedule I hereto, nor will such action violate the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or any federal or New York State statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware General Corporation Law, except that it is understood that no opinion is given in this paragraph 9 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

10.    The sale of the Shares by the H&F Selling Stockholder and the execution, delivery and performance by the H&F Selling Stockholder of the Underwriting Agreement will not violate the Certificate of Formation or the Limited Partnership Agreement of the H&F Selling Stockholder or any U.S. federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any U.S. federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act, except that it is understood that no opinion is given in this paragraph 10 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

11.    No consent, approval, authorization or order of, or registration or qualification with any federal or New York State governmental agency or body or any Delaware State governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York State court or any Delaware State court acting pursuant to the Delaware General Corporation Law is required for the execution, delivery and performance by the Company of the Underwriting Agreement, except that it is understood that no opinion is given in this paragraph 11 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

12.    No consent, approval, authorization or order of, or registration or qualification with any federal or New York State governmental agency or body or any Delaware State governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any federal or New York State court or any Delaware State court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Shares sold by the H&F Selling Stockholder and the execution, delivery and performance by the H&F Selling Stockholder of the Underwriting Agreement, except that it is understood that no opinion is given in this paragraph 12 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

13.    The Registration Statement has become effective under the Securities Act and the Prospectus was filed on [●], 2020 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

A-1-3

14.    There are no preemptive rights under federal or New York State law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Common Stock. Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, the Shares pursuant to the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or any agreement or other instrument identified on Schedule I hereto.

15.    There are no contracts or agreements identified on Schedule I hereto between the Company and any other person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

16.    The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

17.    Each Custody Agreement to which any of the Management Stockholders is a party has been executed and delivered by such Management Stockholder in accordance with the law of the State of New York.

Our opinions set forth in paragraphs 9, 10, 11 and 12 above are limited to our review of only the statutes, rules and regulations that, in our experience, are customarily applicable to transactions of the type provided for in the Underwriting Agreement and exclude statutes, rules and regulations that are part of a regulatory scheme applicable to any party or any of their affiliates due to the specific assets or business of such party or such affiliates. No opinion is expressed in paragraph 9 above as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, or based in whole or in part, on a ratio or percentage in any of the agreements or instruments identified on Schedule I hereto.

Insofar as our opinions relate to the valid existence and good standing of the Company and the H&F Selling Stockholder, such opinions are based solely on confirmation from public officials and certificates of officers of the Company and the H&F Selling Stockholder.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

A-1-4

SCHEDULE I

List of Agreements and Instruments

1.

First Lien Credit Agreement, dated as of October 22, 2018, among Globe Intermediate Corp., GOBP Holdings, Inc., Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, the lenders from time to time party thereto and the letter of credit issuers from time to time party thereto

2.

Incremental Agreement, dated as of July 23, 2019, among GOBP Holdings, Inc., Globe Intermediate Corp., certain subsidiaries of GOBP Holdings, Inc., the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent

3.

Incremental Agreement, dated as of January 24, 2020, among GOBP Holdings, Inc., Globe Intermediate Corp., certain subsidiaries of GOBP Holdings, Inc., the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent

A-1-5

Exhibit A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

[●], 2020

BofA Securities, Inc.

[●]

and the other several Underwriters

named in Schedule A to the

Underwriting Agreement

referred to below

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

[●]

Ladies and Gentlemen:

We have acted as counsel to Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), and H&F Globe Investor LP, a Delaware limited partnership (the “H&F Selling Stockholder”), in connection with the purchase by you of an aggregate of [●] shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company from the H&F Selling Stockholder, the management selling stockholders listed in Schedule B-1 to the Underwriting Agreement (as defined below) (the “Management Stockholders”) and the other selling stockholders listed in Schedule B-2 to the Underwriting Agreement (the “Other Selling Stockholders” and, collectively with the H&F Selling Stockholder and the Management Stockholders, the “Selling Stockholders”), pursuant to the Underwriting Agreement, dated [●], 2020 (the “Underwriting Agreement”), among the Company, the Selling Stockholders and you.

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-1 (File No. 333-[●]) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); the preliminary prospectus dated [●], 2020 relating to the Shares (the “Preliminary Prospectus”) included in the Registration Statement immediately prior to the time the Registration Statement became effective under the Securities Act; the prospectus dated [●], 2020 relating to the Shares (the “Prospectus”) filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; or the information listed on Schedule C-1 to the Underwriting Agreement (such information, together with the Preliminary Prospectus, the “Pricing Disclosure Package”), and we take no responsibility therefor, except as and to the extent set forth in numbered paragraphs 3, 6 and 7 of our opinion letter to you dated the date hereof.

In connection with, and under the circumstances applicable to, the offering of the Shares, we participated in conferences with certain officers and employees of the Company, representatives of Deloitte & Touche LLP, representatives of the H&F Selling Stockholder, your representatives and your counsel in the course of the preparation by the Company of the Registration Statement, the Pricing Disclosure Package and the Prospectus and also reviewed certain records and documents furnished to us, or publicly filed with the Commission, by the Company and the H&F Selling Stockholder, as well as the documents delivered to you at the closing. Based upon our review of the Registration Statement, the Pricing Disclosure Package

A-2-1

and the Prospectus, our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

(i)

we advise you that each of the Registration Statement, as of the date it became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in or omitted from the Registration Statement or the Prospectus; and

(ii)

nothing has come to our attention that causes us to believe that (a) the Registration Statement, as of the date it became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of [●] p.m. (New York City time), on [●], 2020, being the Applicable Time specified in the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.

This letter is delivered to you in connection with the above-described transaction. This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

A-2-2

Exhibit B

FORM OF LOCK-UP AGREEMENT

    , 2020

BofA Securities, Inc.

as Representative of the several Underwriters

c/o    BofA Securities, Inc.

One Bryant Park

New York, New York 10036

    Re: Proposed Public Offering of Grocery Outlet Holding Corp. Common Stock

Dear Sirs:

The undersigned, a stockholder and/or an officer or director of Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), understands that BofA Securities, Inc. (“BofA”), as the representative of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholders (as defined in the Underwriting Agreement) providing for the public offering of shares of the Company’s common stock, par value $0.001 per share (such common stock, the “Common Stock” and such public offering, the “Offering”). In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.

[If any holder or holders of any Lock-Up Securities is granted an early release from the restrictions described herein during the Lock-Up Period with respect to any Lock-Up Securities having a fair market value in excess of $1.0 million in the aggregate (whether in one or multiple releases), then each of the Major Holders (as defined below) shall also be granted an early release from their respective obligations hereunder on a pro rata basis based on the maximum percentage of Lock-Up Securities held by any such holder or holders being released from such holder’s lock-up agreement; provided, however, that in the case of an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s Common Stock (an “Underwritten Sale”), such early release shall only apply with respect to such Major Holder’s participation in such Underwritten Sale. For purposes of this lock-up agreement, each of the following persons is a “Major Holder”: the H&F Stockholders and the Executive/Read Trust Stockholders (as such terms are defined in the Amended and Restated Stockholders Agreement, dated June 19, 2019, among the Company and the other parties thereto) (for purposes of determining the number of Lock-Up Securities beneficially owned by a holder, all Lock-Up Securities held by investment funds affiliated with such stockholder shall be aggregated).] 1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA, provided that (1) in the case of any transfer described in clauses (i) though (v) below, BofA receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of any transfer described in clauses (i), (ii), and (iii) below, any such transfer shall not involve a disposition for value, provided that in no event shall any transfer pursuant to such clauses in respect of any carry, distribution or dividend or any Company reorganization, merger or conversion be deemed to involve a disposition for value, (3) in the case of any transfer described in clauses (ii), (iii), (ix) and (x) below, such transfers are not required to be reported with the Securities and Exchange Commission (the “SEC”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), during the Lock-Up Period, and (4) in the case of any transfer described in clauses (i) through (v), (ix) and (xii) below, the undersigned does not otherwise voluntarily effect any public filing or public report regarding such transfer during the Lock-Up Period:

(i)

as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) of the undersigned, or as a bona fide gift or gifts to a charity or educational institution; provided that if the undersigned is required to report such transfer with the SEC on Form 4 in accordance with Section 16 of the 1934 Act during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be;

[1]	NTD: Bracketed language to be included only in the lock-up agreements of the H&F Stockholder and the Executive/Read Trust Stockholders.

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)

to partners, members, stockholders or holders of another equity interest of the undersigned (including, for the avoidance of doubt, any divided or distribution-in-kind of shares of Common Stock to such persons or entities);

(iv)

to the undersigned’s direct or indirect affiliates (as defined under Rule 12b-2 of the 1934 Act) or to any investment fund or other entity controlled or managed by the undersigned; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of shares of Common Stock did not involve a disposition for value;

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv);

(vi)

to the Company (a) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Common Stock granted by the Company pursuant to any employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, where any shares of Common Stock received by the undersigned upon any such exercise will be subject to the terms of this lock-up agreement, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of Common Stock or the vesting of any restricted stock or restricted stock unit awards granted by the Company pursuant to employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any shares of Common Stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this lock-up agreement; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of shares of Common Stock was solely to the Company;

(vii)

by operation of law pursuant to an order of a court or regulatory agency (for purposes of this lock-up agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction) or pursuant to a domestic order in connection with a divorce settlement; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer is by operation of law pursuant to an order of court or regulatory agency or divorce settlement;

(viii)

to the Company pursuant to any put or call provisions of existing employment agreements and equity grant documents described in or filed as an exhibit to the registration statement with respect to the Offering; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of shares of Common Stock or capital stock was solely to the Company;

(ix)	acquired in open-market transactions after the completion of the Offering;

(x)	acquired from the Company pursuant to any of the Company’s employee stock purchase plans described in or filed as an exhibit to the registration statement with respect to the Offering;

(xi)

in response to a bona fide third party tender offer, merger, consolidation or other similar transaction made to or with all holders of capital stock involving a “change of control” (as defined below) of the Company, that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the terms of this agreement; for purposes of this clause (xi), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of more than 50% of total voting power of the voting stock of the Company;

(xii)

the entry into a trading plan established in accordance with Rule 10b5-1 under the 1934 Act (a “10b5-1 Trading Plan”), provided that, in the case of this clause (xii), (a) sales under any such 10b5-1 Trading Plan may not occur during the Lock-Up Period and (b) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such 10b5-1 Trading Plan during the Lock-Up Period;

(xiii)

pursuant to a 10b5-1 Trading Plan; provided that such 10b5-1 Trading Plan was established prior to the execution of this lock-up agreement by the undersigned, the existence and details of such 10b5-1 Trading Plan were communicated to BofA and such 10b5-1 Trading Plan will not be amended or otherwise modified during the Lock-Up Period; provided, further, that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer was pursuant to a 10b5-1 Trading Plan;[ or]

(xiv)	to the Underwriters pursuant to the Underwriting Agreement[.][; or]

(xv)

[to the undersigned’s direct or indirect general partner or managing member or to certain officers, members or partners thereof in connection with such general partner’s, managing member’s, officers’, members’ or partners’ bona fide gift or gifts to one or more charitable organizations, family foundations or donor-advised funds at sponsoring organizations to be made on or about the date of the closing contemplated by the Underwriting Agreement; provided that the Lock-Up Securities transferred pursuant to this clause shall not exceed 883,000 shares of Common Stock in the aggregate; provided further that if any reports under the 1934 Act are required to be filed as a result of such transfer, such reports shall include a statement to the effect that such filing relates to a transfer in connection with a donation to a charitable organization, family foundation or donor-advised fund at a sponsoring organization; provided still further that any such transfer shall not involve a disposition for value and that in no event shall any transfer pursuant to this clause in respect of any carry, distribution or dividend or any Company reorganization, merger or conversion be deemed to involve a disposition for value.][2]

[as a bona fide gift or gifts to one or more charitable organizations, family foundations or donor-advised funds at sponsoring organizations to be made on or about the date of the closing contemplated by the Underwriting Agreement; provided that the Lock-Up Securities transferred pursuant to this clause shall be included in the up to 883,000 shares of Common Stock which H&F Globe Investor LP is permitted to distribute pursuant to its lock-up agreement with BofA dated on January 22, 2020; provided further that if any reports under the 1934 Act are required to be filed as a result of such transfer, such reports shall include a statement to the effect that such filing relates to a transfer in connection with a donation to a charitable organization, family foundation or donor-advised fund at a sponsoring organization; provided still further that any such transfer shall not involve a disposition for value and that in no event shall any transfer pursuant to this clause in respect of any carry, distribution or dividend or any Company reorganization, merger or conversion be deemed to involve a disposition for value.]3

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If for any reason (1) the Underwriting Agreement is not executed by the parties thereto prior to February 19, 2020, (2) the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) after execution but prior to the Closing Time (as defined in the Underwriting Agreement), (3) the Company files an application with the SEC to

[2]	NTD: Bracketed language to be included only in the lock-up agreement of the H&F Stockholder.
[3]	NTD: Bracketed language to be included only in the lock-up agreements of Erik Ragatz and Sameer Narang.

withdraw the registration statement with respect to the Offering, or (4) the Company notifies the Underwriters in writing that it does not intend to proceed with the Offering, this lock-up agreement shall automatically be terminated and become null and void.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

[Signature Page to Lock-Up Agreement]